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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               THE RIVAL COMPANY
                                       AT

                              $13.75 NET PER SHARE
                                       BY

                           MORIARTY ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                             HOLMES PRODUCTS CORP.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, JANUARY 25, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               December 23, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies And Other Nominees:

     We have been engaged by Moriarty Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Holmes Products Corp., a Massachusetts corporation ("Parent"), to act as the Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of The Rival Company, a Delaware corporation (the "Company"), or such lesser number of Shares which, together with any Shares then beneficially owned by Parent or Purchaser, represents at least 70% of the number of Shares outstanding on the Expiration Date (as defined in the Offer to Purchase, dated December 23, 1998 (the "Offer to Purchase")). Purchaser is tendering for all outstanding Shares at a purchase price of $13.75 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1.  The Offer to Purchase;

          2. A letter from the Chairman and Chief Executive Officer of the Company and the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company;

          3. The Letter of Transmittal to be used by holders of Shares for your use in tendering Shares pursuant to the Offer and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to tender Shares);

          4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. A Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or if time will not permit all required documents to reach the Depositary by the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7.  A return envelope addressed to the Depositary.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES THEN BENEFICIALLY OWNED BY PARENT OR PURCHASER, REPRESENTS AT LEAST 70% OF ALL OUTSTANDING SHARES (DETERMINED ON A FULLY DILUTED BASIS ON THE EXPIRATION DATE). THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE SECTION 14 OF THE OFFER TO PURCHASE.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for all Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, pursuant to the procedures described in Section 3 of the Offer to
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Purchase, a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other required documents.

     Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     Purchaser will pay or cause to be paid all stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 25, 1999, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to the undersigned at our address and telephone number set forth below, or to the Dealer Manager at the address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the undersigned or from brokers, dealers, commercial banks or trust companies.

                                        Very truly yours,

                                        MORROW & CO., INC.
                                        445 Park Avenue
                                        5th Floor
                                        New York, New York 10022
                                        Toll Free (800) 566-9061
                                        Call Collect (212) 754-8000

                                        Banks and Brokerage Firms Please Call:
                                        (800) 662-5200

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF PARENT, PURCHASER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.